SUB-ITEM 77Q3

AIM International Growth Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 4/30/2009
File number: 811-6463
Series No.:  1

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                     $ 30,051
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                     $    550
        Class C                     $    890
        Class R                     $    569
        Class Y                     $     53
        Institutional Class         $ 14,874


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                       0.3918
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                       0.1313
        Class C                       0.1313
        Class R                       0.3072
        Class Y                       0.3960
        Institutional Class           0.5196


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                       75,885
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                        3,347
        Class C                        6,201
        Class R                        2,157
        Class Y                          577
        Institutional Class           30,636


74V.  1 Net asset value per share (to nearest cent)
        Class A                        18.62
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                        17.31
        Class C                        17.33
        Class R                        18.45
        Class Y                        18.65
                                       Institutional Class            18.86